EXHIBIT 10.24

                     INDEMNIFICATION AND SECURITY AGREEMENT

                         Dated as of September 18, 1997

         This INDEMNIFICATION AND SECURITY AGREEMENT (the "Agreement") is made as of the date set forth above by NEW M-TECH CORPORATION, a Florida corporation having an address at 16550 N.W. 10th Avenue, Miami, Florida 33169, ("Newtech") and NEWTECH HONG KONG, LTD, a Hong Kong corporation having an address at Room 909, Hollywood Plaza, 610 Nathan Road, Kowloon, Hong Kong, (collectively with New M-Tech, the "Grantors", each a "Grantor"), in favor of Windmere Durable-Holdings, Inc., a Florida corporation having an office in Miami Lakes, Florida as guarantor (the "Guarantor").

                                   BACKGROUND

         A. The Guarantor has furnished to Bank Leumi le-Israel B.M., Comerica Bank and the National Bank of Canada (collectively, the "Banks") a guarantee pursuant to a Guaranty Agreement dated July 23, 1997 ("Guaranty Agreement") and an Amendment to Guaranty Agreement ("Amendment to Guaranty") dated as of September 8, 1997 on behalf of Grantors for an extension of a credit facility provided to Grantors ("Credit Facility") by the Banks.

         B. The Grantors have entered into a Revolving Note dated September 18, 1997 ("Revolving Note") to Guarantor in the approximate principal amount of $3,000,000 in exchange for Guarantor's obtaining (and making reimbursements with respect to) certain letters of credit for the Grantors' benefit.

         C. It is a condition to the Guarantor making the Amendment to Guaranty and obtaining the letters of credit that the Grantors shall have executed and delivered to the Guarantor this Agreement, which includes indemnification of Guarantor by Grantors for obligations assumed by Guarantor under the Amendment to Guaranty.

         D. The Banks have consented to this Agreement and accepted the Subordination Agreement dated September 8, 1997 in the Amendment to Credit Agreement dated September 8, 1997 ("Amendment to Credit Agreement").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged) and in order to induce the Guarantor to make the Guarantee, the Grantors hereby agree as follows:

         Section 1. GRANT OF SECURITY INTEREST SUBORDINATE TO THE BANKS. Each Grantor hereby assigns and pledges to the Guarantor, and hereby grants to the Guarantor a security interest in, all of such Grantor's right, title and interest in and to the following, in all cases whether now or hereafter existing and whether now owned or hereafter acquired (the "Collateral"), subject and subordinate


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to the Banks' security interest in the Collateral as set forth in the Security
Agreement dated July 23, 1997 entered into among Grantors and the Banks ("First Security Agreement").

                  (a) All inventory in all of its forms, wherever located, (including, but not limited to, (i) all raw materials and work in process therefor, all finished goods thereof, and all materials used or consumed in the production thereof, (ii) all goods in which such Grantor has a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by such Grantor), and all accessions thereto, products thereof and documents therefor (collectively, the "Inventory" or "Inventory");

                  (b) The Kmart Contract and all other contracts and contract rights, the AAAA World SBLC, the Kmart SBLC and all other letters of credit, all accounts, all chattel paper, all general intangibles and all other obligations and rights of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services (collectively, the "Receivables"), and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any of the foregoing (collectively, the "Related Contracts");

                  (c) The Windmere Notes and all other notes, trade acceptances and other instruments (collectively, the "Instruments"), which in the case of the Windmere Notes shall include the right to set-off any amounts due and owing by Guarantor under the Windmere Notes;

                  (d) All securities including without limitation the United States Treasury bills described in Schedule A attached to the First Security Agreement (collectively, the "Securities");

                  (e) All equipment, machines, motor vehicles, furnishings and fixtures, all parts thereof, all accessories thereto and all replacements thereof (collectively, the "Equipment");

                  (f) The trademark license created by the WCI License Agreement and all other trademarks, trademark licenses, trade names, service marks, logos, patents, and copyrights and the goodwill symbolized by any of the foregoing (collectively, the "Marks" );

                  (g) The Cash Collateral Account;

                  (h) All books, records, programs and software relating to any of the foregoing Collateral;

                  (i) All other tangible or intangible personal property; and

                  (j) All cash and non-cash proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f) and (g) of this section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Guarantor is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

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         Section 2. SECURITY FOR OBLIGATIONS. This Agreement acknowledges and confirms the obligations and liabilities of each and either Grantor to indemnify and reimburse the Guarantor for Guarantor's payment of any amounts (plus interest thereon and collection costs) under the Guaranty Agreement and Amendment to Guaranty, whether for principal, interest, fees, expenses or otherwise, whether now or hereafter existing or arising, whether direct or indirect, whether absolute or contingent, whether joint or several and whether acquired directly or by assignment. This Agreement also acknowledges and confirms the obligations of Grantors' under the Revolving Note. This Agreement secures the Collateral for payment of the obligations of each and either Grantor to the Guarantor for only that portion of such obligation in excess of $3,000,000. This Agreement further secures the payment of the obligations of each and either Grantor of the Revolving Note. This Agreement shall not secure the $2 million note from New M-Tech to Guarantor dated June 26, 1997. The obligations referred to in this Section 2 as being secured by the Agreement are referred to as the "Obligations." It is the intent of the Grantors that the assets of each Grantor shall secure not only the Obligations owed by such Grantor but also the Obligations owed by the other Grantor.

         Section 3. GRANTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to which such Grantor is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Guarantor of any of the rights hereunder shall not release either Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Guarantor shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement (except for the Windmere Notes), nor shall the Guarantor be obligated to perform any of the obligations or duties of either Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 4. REPRESENTATIONS AND WARRANTIES Each Grantor represents and warrants (and, as long as any of the Obligations are unpaid or the Guarantee is in effect, shall be deemed continuously to do so) as follows:

                  (a) All of the Inventory and Equipment of such Grantor is located at the address specified in Schedule B attached to the First Security Agreement. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, are located at such Grantor's address specified in Schedule B attached to the First Security Agreement. All copies of all chattel paper which evidence Receivables have been delivered to the Guarantor. None of the Receivables is evidenced by a promissory note or other instrument except such instruments as have been delivered and endorsed to the Bank with a copy delivered to Guarantor, and all of the Receivables consisting of accounts arose out of bona fide sales of goods that have been delivered by a Grantor.

                  (b) Such Grantor owns all the Collateral free and clear of any lien, security interest, charge or encumbrance except the First Security Agreement and the security interests created hereby. Other than pursuant to the First Security Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral owned by


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such Grantor is on file in any recording office except such as may have been filed in favor of the Guarantor relating to this Agreement. Such Grantor has no trade name and has never had, nor done business under, another name.

                  (c) Such Grantor has exclusive possession and control of the Inventory and Equipment.

                  (d) The Kmart Contract, the WCI License Agreement and the Windmere Notes are all valid obligations of the parties thereto enforceable in accordance with their terms, and no material default has occurred with respect to any of them. No prepayment has been made on any of the Windmere Notes.

                  (e) Subject and subordinate to the First Security Agreement and filings thereunder, this Agreement creates a valid and perfected second priority security interest in the Collateral owned by such Grantor securing the payment of the Obligations to the Guarantor, and all filings and any other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                  (f) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor or (ii) for the perfection of or the exercise by the Guarantor of its rights and remedies hereunder.

                  (g) Each Grantor has received adequate consideration and reasonably equivalent value for entering into this Agreement and, in any event, will not be rendered insolvent by it or left with unreasonably small capital to conduct such Grantor's businesses.

         Section 5. FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time and subject to the Banks' priority rights under the First Security Agreement, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Guarantor may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Guarantor to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, each Grantor will, upon reasonable notification by the Guarantor: (i) mark conspicuously each document included in the Inventory and each chattel paper included in the Receivables and each Related Contract and, at the request of the Guarantor, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Guarantor, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Guarantor hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Guarantor; and (iii) execute and file such financing or continuation statements (or amendments


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

thereto), notices of lien and other instruments or notices, as may be necessary or desirable, or as the Guarantor may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Each Grantor hereby authorizes the Guarantor to file one or more financing or continuation statements (and amendments thereto) and notices of Liens and make such other filings and registrations relative to all or any part of the Collateral owned by such Grantor without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

                  (c) Each Grantor shall furnish to the Guarantor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Guarantor may request, all in a form and with a degree of detail satisfactory to the Guarantor.

         Section 6. AS TO INVENTORY. Each Grantor shall:

                  (a) Keep the Inventory owned by it at the place therefor specified in Schedule B attached to the First Security Agreement (or in direct transit thereto);

                  (b) Keep the Inventory owned by such Grantors in good condition, in compliance with all government requirements for its sale, and salable in the ordinary course of such Grantor's business;

                  (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent the validity thereof is being contested in good faith and without jeopardizing the value of the Inventory as security hereunder;

                  (d) Permit the Guarantor and its agents to make inspections and audits of the Inventory when and as often as the Guarantor considers necessary or desirable; and

                  (e) Not sell any Inventory except in the ordinary course of its business substantially in the same manner as now conducted and in accordance with Applicable Law.

         Section 7. AS TO RECEIVABLES.

                  (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location therefor specified in Schedule B. Each Grantor shall hold and preserve such records and chattel paper and shall permit representatives of the Guarantor at any time during normal business hours to inspect and make abstracts from such records and chattel paper, to test the Receivables and to make inquiries of the obligors of the Receivables.

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                  (b) Except as otherwise provided in this section 7(b), each
Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables. In connection with such collections, each Grantor may take (and, at the Guarantor's direction, shall take) such action as such Grantor or the Guarantor may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Guarantor shall have the right at any time after occurrence of a Default (regardless of whether the Obligations have been accelerated), upon written notice to such Grantor of its intention to do so, to, subject to the consent of the Banks and generally to the First Security Agreement, notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Guarantor and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Guarantor and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by either Grantor of the notice from the Guarantor referred to in the proviso to the preceding sentence, and subject to consent of the Banks and the First Security Agreement, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables shall be received in trust for the benefit of the Guarantor hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Guarantor in the same form as so received (with any necessary endorsement) to be held as cash collateral in the Cash Collateral Account and applied as provided by section 16(b), and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon that is material or outside the ordinary course of such Grantor's business. No account party or obligor under a Receivable shall have any duty to inquire whether a Default has occurred before making payments directly to the Guarantor. After the occurrence of a Default or an Event of Default, the Guarantor may settle or adjust disputes and claims directly with the obligors of the Receivables for amounts and on terms which the Guarantor considers advisable and in all such cases only the net amounts received by the Guarantor in payment of such amounts (after deduction of any amounts payable under section 17) need be applied to the Obligations. Each Grantor shall fully cooperate with the Guarantor's efforts to collect the Receivables including notifying and instructing the parties obligated on them to make payment to the Guarantor rather than either Grantor.

                  (c) New M-Tech shall comply fully with its obligations under the Kmart Contract, the WCI License Agreement and any other agreements included in the Receivables or Related Contracts and shall refrain from any act or omission that would interfere with, or in any manner prevent, the Guarantor's obtaining the full benefits of any of the Receivables and Related Contracts. Without the prior written consent of the Guarantor, New M-Tech shall not modify or amend the Kmart Contract or the WCI License Agreement (or any other material agreement included in the Receivables or Related Contracts) and shall not release any party liable thereunder.

         Section 8. AS TO EQUIPMENT. Each Grantor shall:

                  (a) At all times keep the Equipment owned by it at the address for such Grantor specified in Schedule B;

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                  (b) Not sell or otherwise dispose of any of the Equipment
except that such Grantor may make normal replacement of Equipment in the ordinary course of business provided the new Equipment is at least equal in value to the replaced Equipment and is free and clear of all liens except ones in favor of the Guarantor;

                  (c) Cause the Equipment owned by it to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end, and shall promptly furnish to the Guarantor a statement respecting any loss or damage to any of the Equipment;

                  (d) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment except to the extent the validity thereof is being contested in good faith and without jeopardizing the value of the Equipment as security hereunder.

         Section 9. AS TO INSTRUMENTS.

                  (a) Upon satisfaction and cancellation of the First Security Agreement, each Grantor shall deliver to the Guarantor each Instrument (including but not limited to each Windmere Note) held by it, with whatever endorsements and instruments of transfer the Guarantor requires, to be held by the Guarantor as long as this Agreement is in effect. For purposes of perfecting the Guarantor's security interest therein, possession of an Instrument by an agent of the Guarantor shall constitute possession thereof by the Guarantor and any possession thereof by either Grantor shall be construed as possession by a custodial agent for the Guarantor.

                  (b) The Guarantor is hereby irrevocably authorized (but not in any manner obligated), in its sole discretion, and whether or not a Default or an Event of Default shall have occurred, to collect any and all Instruments and to apply the proceeds thereof against any of the Obligations (whether or not then due). Nothing in this Agreement shall impose on the Guarantor any greater responsibility with respect to any Instruments than it would have under the International Chamber of Commerce Uniform Rules for Collections. The assignments and authorizations contained in this section 9 (or elsewhere herein) shall not in any way release either Grantor of its obligations to pay the Obligations in full, and each Grantor shall be fully liable for any deficiencies. Each Grantor shall fully cooperate with the Guarantor's efforts to collect the Instruments including notifying and instructing the parties obligated on them to make payment to the Guarantor rather than either Grantor.

                  (c) Nothing in this section 9 shall be construed or operate so as to impose any obligation or duties on the Guarantor. The powers conferred on the Guarantor hereunder are subject to the Banks' rights under the First Security Agreement and are solely to protect Guarantor's interest in the Instruments and shall not impose any duty on it to exercise any such powers, except to use reasonable care in the custody of any Instruments which the Guarantor has physical possession of itself (as distinguished, for instance, from possession through an agent) and


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accounting for monies actually received by it hereunder (as distinguished, for instance, for monies received by an agent but not remitted to the Guarantor) without limiting the generality of the foregoing, the Guarantor shall not have liability to either Grantor in connection with any misfeasance, malfeasance or negligence on the part of any institutional agent whom the Guarantor has selected in good faith, and no payment shall be considered to have been received by the Guarantor merely by virtue of its having been received by such an agent unless the Guarantor has directed that such payment be paid to such custodian or Guarantor.

                  (d) No Grantor shall release any party liable under an Instrument or do or agree to do anything that would impair any Instrument's value as security hereunder.

         Section 10. AS TO SECURITIES.

                  (a) New M-Tech represents and warrants to the Guarantor that, subject to the First Security Agreement, the Securities described in Schedule A are all beneficially owned solely by it, and have an Eligible Securities Value of $1,200,000 or more.

                  (b) Subject to the full satisfaction and cancellation of the First Security Agreement, if New M-Tech receives any increase, principal or redemption payment or distribution in connection with the Securities, New M-Tech shall receive and retain it in trust for the benefit of the Guarantor.

                  (c) If during the term of this Agreement, any dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the issuer of any of the Securities, all new, substituted, and additional securities issued by reason of any such change shall be held by New M-Tech in trust for the benefit of the Guarantor.

                  (d) So long as no Event of Default has occurred, all dividends and interest on the Securities shall be received by or remitted to New M-Tech. At any time after and during the continuance of an Event of Default, (i) all interest and dividends on the Securities shall be received by or remitted to the Guarantor (subject to the First Security Agreement), and applied by it to the Obligations, and (ii) New M-Tech shall not demand or receive any interest or dividends from the Securities, and, if New M-Tech receives any such interest or dividends, New M-Tech shall receive the same in trust for the benefit of the Guarantor and shall, immediately and without the Guarantor's request, pay the same to the Guarantor.

                  (e) Upon the satisfaction and cancellation of the First Security Agreement, at any time after and during the continuance of an Event of Default, the Guarantor shall have the right, in its discretion and without notice to either Grantor, to transfer to or to register in the name of the Guarantor or any of its nominees any or all of the Securities and New M-Tech shall fully cooperate with any such transfer or registration.

         Section 11. As to Marks

                  (a) The Grantors represent and warrant that one or the other of them is the true and lawful owner or licensee of the Marks listed in Schedule C attached to the First Security Agreement and that those Marks constitute all the Marks registered in the United States Patent


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and Trademark Office that either Grantor now owns or uses in connection with its business. Each Grantor represents and warrants that it owns or is licensed to use all Marks that it uses. Each Grantor further warrants that it is aware of no third party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any Mark other than the claims of Westinghouse Electric Corporation made in certain lawsuits pending as of the date of this Agreement.

                  (b) Each Grantor hereby agrees not to divest itself of any right under a Mark without the prior written consent of the Guarantor.

                  (c) Each Grantor agrees, promptly upon learning thereof, to notify the Guarantor in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Grantors' rights in and to any significant Mark, or with respect to any party claiming that such Grantor's use of any significant Mark violates any property right of that party. Each Grantor further agrees, unless otherwise directed by the Guarantor, diligently to prosecute any person infringing any significant Mark.

                  (d) Each Grantor agrees to use its significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

                  (e) Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. section section 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. section section 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Guarantor. Each Grantor agrees to notify the Guarantor six months prior to the dates on which the affidavits of use or the applications for renewal registration are due that the affidavit of use or the renewal is being processed.

                  (f) If any Mark registration issues hereafter to either Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate such Grantor shall deliver a copy of such certificate, and a grant of security in such mark to the Guarantor, confirming the grant thereof hereunder, in form and substance satisfactory to the Guarantor.

                  (g) If an Event of Default shall occur, the Guarantor, subject to the consent of the Banks under the First Security Agreement for so as long as it remains in effect, by written notice to the Grantors, may take any or all of the following actions: (i) declare the entire right, title and interest of the Grantors in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Guarantor, in which case each Grantor agrees to execute an assignment, in form and substance satisfactory to the Guarantor, of all its rights, title and interest in and to the


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Marks to the Guarantor; (ii) take and use or sell the Marks and the goodwill of each Grantor's business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; and (iii) direct each Grantor to refrain, in which event such Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Guarantor, change such Grantor's corporate name to eliminate therefrom any use of any Mark and execute such request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Guarantor.

         Section 12. INSURANCE.

                  (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Inventory and the Equipment in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Guarantor from time to time. Upon or after any Event of Default hereunder, each policy for property damage insurance shall be amended (i) to provide for all losses (except for losses of less than $15,000 per occurrence) to be paid directly to the Guarantor subject to the First Security Agreement, (ii) to name such Grantor and the Guarantor as insured parties thereunder (without any representation or warranty by or obligation upon the Guarantor) as their interests may appear, (iii) to contain the agreement by the insurer that any loss thereunder shall be payable to the Guarantor notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iv) to provide that there shall be no recourse against the Guarantor for payment of premiums or other amounts with respect thereto and (v) to provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Guarantor by the insurer. Each Grantor shall, if so requested by the Guarantor, deliver to the Guarantor original or duplicate policies of such insurance and, as often as the Guarantor may reasonably request a report of reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Guarantor, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this section 12 and cause the respective insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by either Grantor pursuant to this section 12 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this section 12 is not applicable, the Grantor which owned such Equipment or Inventory shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this section 12 shall be paid to such Grantor as reimbursement for the costs of such repairs or replacements.

                  (c) Upon the occurrence and during the continuance of any Default, all insurance payments in respect of the actual and constructive total loss (in excess of $15,000 per occurrence) of such Inventory or Equipment shall be paid to and applied by the Guarantor as specified in section 16(b), subject to the satisfaction and cancellation of the First Security Agreement.

         Section 13. GUARANTOR APPOINTED ATTORNEY-IN-FACT. Upon the satisfaction and cancellation of the First Security Agreement, each Grantor shall irrevocably appoint the Guarantor such Grantor's


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attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Guarantor or otherwise, from time to time in the Guarantor's discretion, to take any action and to execute any instrument which the Guarantor may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to the Guarantor pursuant to section 12,

                  (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

                  (d) to file any claims or take any action or institute any proceedings which the Guarantor may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Guarantor with respect to any of the Collateral.

         Section 14. GUARANTOR MAY PERFORM. Subject to that First Security Agreement, if either Grantor fails to perform any agreement contained herein, the Guarantor may itself perform, or cause performance of, such agreement, and the expenses of the Guarantor incurred in connection therewith shall be payable by such Grantor under section 17(b). The Grantors assume all liability and responsibility in connection with the Collateral, and the liability of the Grantors to pay the Obligations shall not be diminished or otherwise affected by reason of any Collateral being lost, destroyed, stolen, damaged or otherwise unavailable for any reason.

         Section 15. THE GUARANTOR'S DUTIES. The powers conferred on the Guarantor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Guarantor shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Section 16. REMEDIES. If any Event of Default shall have occurred as that term is defined in the First Security Agreement and the Banks have notified Guarantor that the Grantors are in default under the First Security Agreement and have sought payment from Guarantor under the Guaranty and Amendment to Guaranty, and subject to the priority rights of the Banks under the First Security Agreement,

                  (a) The Guarantor may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Florida (the "Code") (whether or not the Code applies to the affected Collateral) and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Guarantor forthwith, assemble all or part of the Collateral owned by such Grantor as directed by the Guarantor and make it available to the Guarantor at a place to be designated by the Guarantor which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Guarantor's offices or else where, for cash, on credit or for future delivery, and upon such other terms as the Guarantor may deem commercially reasonable. Each Grantor agrees that to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Guarantor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Guarantor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Guarantor in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Guarantor, be held by the Guarantor in the Cash Collateral Account (or otherwise) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Guarantor pursuant to section 17) in whole or in part by the Guarantor against, all or any part of the Obligations in such order as the Guarantor shall elect. The Grantors shall be jointly and severally liable for any deficiency.

                  (c) If Newtech is in default of any payment due under the Revolving Note, Guarantor may seek to enforce the remedies set forth in (a) and
(b) of this section 16 and otherwise in accordance with this Agreement only if Newtech does not make the required payment to Guarantor within fifteen (15) days after notice of default. In the event that the fifteen (15) day period has expired, but the Credit Facility is still in effect to the extent of the amount required to make the payment and Grantors are not in default of the Credit Facility, Newtech shall have thirty (30) days from receipt of the notice of default to make the payment and Guarantor shall cooperate with Newtech to obtain payment through the Credit Facility. If payment is not made within such 30 day period, however, Guarantor may thereafter enforce such remedies, subject and subordinate to the rights of the Banks under the First Security Agreement.

         Section 17. INDEMNITY AND EXPENSES.

                  (a) Each Grantor agrees to indemnify the Guarantor and hold it harmless from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Guarantor's gross negligence or willful misconduct.

                  (b) Each Grantor shall upon demand pay to the Guarantor the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Guarantor may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Guarantor hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

         Section 18. TRANSFERS AND OTHER LIENS. Neither Grantor shall, without the Guarantor's prior written consent:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except Inventory as provided by section 6(e);

                  (b) Create or suffer to exist any lien, security interest, charge or other encumbrance upon or with respect to any of the Collateral to secure Debt of any person or entity, except for security interests in favor of the Guarantor and except as provided under the First Security Agreement and the Credit Facility.

         Section 19. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by either Grantor herefrom shall in any event be effective unless it shall be in writing and signed by the Guarantor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 20. NOTICES. All notices and other communications provided for hereunder shall be in writing (which shall include communications by telefax). All written notices and communications shall be sent by registered or certified mail, postage prepaid, return receipt requested, by prepaid telefax, reputable overnight courier, freight prepaid, or delivered by hand, at the following addresses and numbers:

              (i) to either Grantor:
                  16550 N.W. 10 Avenue
                  Miami, Florida 33169
                  Attn:  President or CFO
                  Telefax No. (305) 367-1705
                  Telefax No. (305) 367-1700

             (ii) to the Guarantor:
                  Windmere Corporation
                  5980 Miami Lakes Drive
                  Miami Lakes, FL 33014-9897
                  Attn:  President
                  Telefax No. (305) 364-0502
                  Telephone No. (305) 362-2611

              with a copy to:

                  Greenberg Traurig Hoffman Lipoff
                  Rosen & Quentel, P.A.
                  1221 Brickell Avenue
                  Miami, FL  33131
                  Attn:  Cesar Alvarez, Esq.

         Section 21. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated in writing by the Guarantor, (ii) be binding upon each Grantor, its successors and assigns and
(iii) inure to the benefit of the Guarantor, the Banks and their respective successors, transferees and assigns.

         Section 22. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Florida are used herein as therein defined.

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer "hereunto duly authorized as of the date first above written.

                                     NEW M-TECH CORPORATION

                                     By: /s/ JOEL NEWMAN
                                       --------------------------------------
                                     Name: JOEL NEWMAN
                                     Title: PRESIDENT

                                     NEWTECH HONG KONG, LTD

                                     By: /s/ JOEL NEWMAN
                                       ---------------------------------------
                                     Name: JOEL NEWMAN
                                     Title: PRESIDENT